UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011

TRANS1 INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Government Center Drive

Wilmington, North Carolina 28403

(Address of principal executive offices)

(Zip Code)

(910) 332-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

TranS1 Inc., a Delaware corporation (the “Company”) has previously disclosed that healthcare providers rely on third-party payors to pay for all or a portion of the costs and fees associated with the Company’s pre-sacral approach and AxiaLIF interbody fusion procedure. Historically, there has been a lack of consistent reimbursement for the specific CPT code (used to describe specific services performed by physicians when submitting reimbursement claims) used to describe the AxiaLIF interbody fusion surgery, such that some physicians have found it difficult to obtain reimbursement for the procedure.

However, the Company has recently been informed that Palmetto GBA (“Palmetto”), a Medicare Administrative Contractor and a wholly owned subsidiary of BlueCross BlueShield of South Carolina, has recently removed its Non-Coverage policy for using the Company’s pre-sacral AxiaLIF approach and associated CPT code, effective January 1, 2012. Palmetto is a leading provider of services for the federal government and it provides care to approximately 9 million Medicare beneficiaries in California, Virginia , North Carolina, South Carolina, Nevada, West Virginia and Hawaii.

A copy of the press release relating to the Palmetto policy decision, which was issued by the Company on December 14, 2011, is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated December 14, 2011, issued by the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

December 15, 2011	By:	/s/ Joseph P. Slattery
Joseph P. Slattery Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 14, 2011, issued by the Company.